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                                                                    EXHIBIT 99.4

                               IRREVOCABLE PROXY

                               TO VOTE SHARES OF
                      INTIME SYSTEMS INTERNATIONAL, INC.

     The undersigned shareholder of InTime Systems International, Inc., a Delaware corporation ("InTime"), hereby irrevocably constitutes and appoints Michael D. Matte, as the sole and exclusive attorney-in-fact and proxy of the undersigned, with full power of substitution and resubstitution (such power of attorney and proxy being deemed to an irrevocable power coupled with an interest), to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of InTime that now are, or hereafter may be, beneficially owned by the undersigned, and any and all other shares or securities of InTime issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares"), at the Special Meeting of the Stockholders of InTime to be held on or about June 26, 1998, or any adjournments or postponements thereof (the "Meeting"), as follows:

     1. If the average closing price for one share of ARIS Common Stock (as reported by the Nasdaq National Market) for the day of the Meeting and the nine trading days immediately preceding the day of the Meeting (the "Price"), equals or exceeds $25 per share, Mr. Matte shall vote FOR approval of the that certain Agreement and Plan of Merger dated as of April 26, 1998 by and between ARIS Corporation and InTime, as amended, and the transactions contemplated therein (the "Merger Agreement").

     2. If the Price is less than $25.00 per share, Mr. Matte shall vote the Shares in his sole discretion.

     The Shares beneficially owned by the undersigned as of the date hereof are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date. As used herein, "Expiration Date" shall mean the earlier of the conclusion of such special meeting of stockholders, including any adjournments or postponements thereof, or the

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termination of the Merger Agreement, upon any of the circumstances set forth in
Section 7 of the Merger Agreement.

     The attorney-in-fact and proxy named above, and he is hereby authorized, empowered and directed by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney-in-fact and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares, at every annual, special or adjourned meeting of the shareholders of InTime, provided that the attorney and proxy named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

     All benefits and rights of the undersigned granted hereby shall be binding upon the successors and assigns of the undersigned.

     Dated as of this 28th day of May, 1998.


                                         -------------------------------------
                                         (Signature of Shareholder)


                                         -------------------------------------
                                         (Printed Name of Shareholder)

                                         Shares beneficially owned:

                                         _____________ shares of
                                         InTime Class A Common Stock;

                                         _____________ shares of

                                         InTime Class B Common Stock; and

                                         Such other voting securities of InTime,

                                         as described below:

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